UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2022

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Effective March 28, 2022, the registrant made annual grants under the Isabella Bank Corporation Restricted Stock Plan to Jae Evans, Jerome Schwind and Neil McDonnell. Under Mr. Evans’ Grant Agreement, Mr. Evans is eligible for a grant of restricted stock equal in value to 40% of his annual salary if he meets his 2022 performance goals. Under Mr. Schwind’s Grant Agreement, Mr. Schwind is eligible for a grant of restricted stock equal in value to 30% of his annual salary if he meets his 2022 performance goals. Finally, under Mr. McDonnell’s Grant Agreement, Mr. McDonnell is eligible for a grant of restricted stock equal in value to 25% of his annual salary if he meets his 2022 performance goals. All Grant Agreements contain vesting conditions and clawback provisions.
    The Grant Agreements are qualified in their entirety by reference to the text of the Grant Agreements, copies of which are attached as Exhibit 10.1, 10.2 and 10.3.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Grant Agreement for Jae Evans
10.2	Grant Agreement for Jerome Schwind
10.3	Grant Agreement for Neil McDonnell
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	March 28, 2022	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Grant Agreement for Jae Evans
10.2	Grant Agreement for Jerome Schwind
10.3	Grant Agreement for Neil McDonnell
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